Exhibit 99.2

TERMINATION AGREEMENT

This Termination Agreement (the “Termination Agreement”) is entered into effective as of February 28, 2015 (the “Effective Date”), by Sole Assets Holdings, Inc. (“Licensor”) and Hampshire Group, Limited (“Licensee”).

RECITALS

WHEREAS, Licensor and Licensee entered into that certain License Agreement, effective July 1, 2014 (the “License Agreement”);

WHEREAS, Licensor and Licensee acknowledge that Licensee has underpaid Licensor by approximately $805,042.81;

WHEREAS, the parties hereto have agreed to terminate the License Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.

Generally. The License Agreement is terminated effective as of the Effective Date. As of the Effective Date, the parties’ rights and obligations pursuant to the License Agreement are terminated, except as specifically set forth herein. The foregoing is notwithstanding any notice provisions set forth in the License Agreement and the parties specifically waive any notice provisions regarding termination, such that the License Agreement is terminated as of the Effective Date.

2.	Expenses After Effective Date. No expenses incurred by Licensee after the Effective Date will be reimbursed or credited by Licensor.

3.	Licensor’s Obligations.

(a)

Sales Orders.   Licensor hereby assumes all rights and obligations with respect to all current and future sales orders related to products covered by the License Agreement, effective March 1, 2015, except as provided for under Section 4(b) herein.

(b)	Spring 2015 Samples. As of the Effective Date, Licensor hereby assumes all costs associated with Spring 2015 samples.

(c)

Hempfortex Shipment (Invoiced Amount $197,730.04).  With regard to the Hempfortex shipment, Licensor will ship the goods to Licensor’s customers based on orders received. Licensor will credit Licensee for the cost of such inventory as set forth in Section 4(c).

(d)	Fall ’14 Samples. Licensor will use its best efforts to sell-off Fall ’14 samples and promptly remit proceeds to Licensee net of out-of-pocket expenses.

(e)

Disclosure.  Licensor has disclosed to Licensee that Licensor is involved in ongoing negotiations to renew third party licenses related to the trademarks at issue in the License Agreement, enter into new third party licenses related to the trademarks at issue in the License Agreement, and/or sell the trademarks at issue in the License Agreement.

4.	Licensee’s Obligations.

(a)

Retained Employees.   Licensee will be responsible for payment of the salaries and benefits of Brandon Buxbaum, Alan Gan and Stefania Corti through March 13, 2015. Licensee may terminate these three employees as of March 13, 2015. Licensor will have no obligations or responsibilities with regard to these three employees.

(b)	Customer Purchase Orders. Licensee is responsible for fulfilling the T.J. Maxx and Costco purchase orders that Licensee received prior to the Effective Date.

(c)

Licensee’s Payment.   Licensee will allow Licensor to collect the current accounts receivable outstanding in the amount of $478,475.08 as of March 13, 2015. Licensee will deduct the amount of $478,475.08 from the $805,042.81 currently due and owing from Licensee to Licensor. In addition, Licensor will further reduce the amount by the Orient International invoice of $10,803,10. The remaining balance due from Licensee to Licensor, $315,764.63, minus the credit for the Hempfortex Shipment set forth herein, equaling a total of $118,034.59 (“Licensee’s Payment”), shall be due and payable by Licensee to Licensor on March 1, 2020; provided however that Licensee shall endeavor to prepay the Licensee Payment at a time when Licensee has adequate liquidity to do so (with such liquidity determination being made by the Licensee’s board of directors in its sole discretion), and with such prepayment being subject to the approval of the Licensee’s board of directors in its sole discretion. Licensee’s Payment is based on amounts owed to Licensor and credits to Licensee, as set forth in Exhibit A. Licensee’s Payment may be increased to include additional invoices for services provided in connection with the License Agreement prior to the Effective Date and paid by Licensor (“Additional Invoices”). The Additional Invoices may cover services provided by, but not limited to, Pixior, FedEx and Blue Source IT services. In the event Licensee fails to make payments as required under this Agreement, in addition to any other remedies or rights Licensor may have, Licensor shall have the right to apply amounts received on behalf of or for the account of Licensee, including the amounts set forth in Section 3(c) herein, against the unpaid balance of Licensee’s Payment.

(d)

Accounts Receivable.  Licensee will reasonably assist Licensor (subject to Licensor reimbursing Licensee for any out-of-pocket expenses) with and allow Licensor to collect revenue arising from or related to the License Agreement..

(e)

James Campbell Rent.   Contemporaneous with the execution of this Agreement, Licensor will invoice Licensee the March 2015 rental amount of $4956.41 to be paid by Licensee for the space occupied at Licensor’s office for the James Campbell division of Licensee (the “Rent”). The payment of the Rent will be due and payable upon receipt. The Rent will then be due and payable by Licensee to Licensor each month after March 2015. Licensor shall be given at least sixty (60) days notice prior to Licensee’s vacancy of the rented premises and the Rent shall be paid during the 60 day notice period.

5.	Mutual Obligations.

(a)

Attorneys’ Fees. Each party hereto shall bear its respective attorneys’ fees and costs that have been incurred in connection with the termination of the License Agreement, including with respect to the negotiation and entering into of this Termination Agreement.

(b)	Ongoing Assistance. Each party shall provide ongoing assistance to the other as necessary for the parties to complete their obligations hereunder.

6.	Mutual Release.

(a)

Subject to the truth of the representations and warranties by Licensor herein, and except for the obligations and agreements set forth herein, Licensee hereby releases Licensor and, as applicable, its officers, directors, shareholders, heirs, assigns, agents, representatives, principals, employees, affiliates and attorneys, from any and all rights, duties, privileges, actions and causes of action, controversies, damages, judgments, claims and demands whatsoever in law or in equity, of whatever kind or nature, whether known or unknown, or suspected or unsuspected, that have arisen from the License Agreement. Subject to the truth of the representations and warranties by Licensee herein, and except for the obligations and agreements set forth herein, Licensor hereby releases Licensee and, as applicable, its officers, directors, shareholders, heirs, assigns, agents, representatives, principals, employees, affiliates and attorneys, from any and all rights, duties, privileges, actions and causes of action, controversies, damages, judgments, claims and demands whatsoever in law or in equity, of whatever kind or nature, whether known or unknown, or suspected or unsuspected, that have arisen from the License Agreement.

(b)

Licensee and Licensor acknowledge that there is a risk that subsequent to the execution of this Termination Agreement, Licensee or Licensor will incur or suffer losses, damages or injuries which are in some way related to the matters described above, but which are unknown and unanticipated at the time this Termination Agreement is executed. Licensee and Licensor hereby assume said risk and understand that this Termination Agreement SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED RESULTS OF THE TRANSACTIONS OR OCCURRENCES DESCRIBED HEREIN, AS WELL AS THOSE KNOWN AND ANTICIPATED. Licensee and Licensor do hereby waive any and all rights under California Civil Code section 1542, which section has been duly explained and reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his/her settlement with debtor.”

Licensee and Licensor each agree that it will not invoke the benefits of section 1542 or any other federal, state or local statutory rights or rules or principles of common law or equity similar to section 1542 in order to prosecute or assert any claims released under this Termination Agreement.

(c)

Each party's release of the other is specifically conditioned upon such other party's full, complete and timely performance of its obligations and promises hereunder, and the accuracy and completeness of the representations herein. In the event that a party shall fail to fully, completely and timely perform its obligations herein, or in the event that any representation made herein by a party is false, deceptively incomplete or materially inaccurate, then the release given to such party hereunder shall be nullified and the other party to this agreement shall then have the right to pursue any and all of its rights against the non-performing party.

7.	Licensee’s Representations And Warranties. Licensee hereby represents and warrants as follows:

(a)	Licensee has not assigned, subrogated or in any other way transferred to anyone else any portion of any claim it has or had against Licensor.

(b)	Licensee has full power and authority to enter into this Termination Agreement and to perform any and all transactions or other matters contemplated to be performed under this Termination Agreement.

8.     Licensor’s Representations And Warranties.     Licensor hereby represents and warrants as follows:

(a)	Licensor has not assigned, subrogated or in any other way transferred to anyone else any portion of any claim it has or had against Licensee.

(b)	Licensor has full power and authority to enter into this Termination Agreement and to perform any and all transactions or other matters contemplated to be performed under this Termination Agreement.

9.	Miscellaneous.

(a)

In the event that any provision of this Termination Agreement should be held to be void, voidable, unlawful or for any reason unenforceable, the remaining provisions or portion of this Termination Agreement shall remain in full force and effect. Any court of competent jurisdiction shall have the right to replace such void, voidable, unlawful or unenforceable provision(s) with alternate language of a similar effect which shall be enforceable, but only to the extent that such alternate language is necessary to, and does, implement the clear intent of the parties.

(b)

The parties acknowledge that in executing this Termination Agreement, neither shall be construed to be solely responsible for the drafting of this Termination Agreement and, therefore, any ambiguity shall not be construed against any of the parties as the alleged draftsperson. As used herein, unless the context expressly indicates otherwise, the word “or” is inclusive and means “and/or” and the word “including” and variations on that word mean “including without limitation.”

(c)

This Termination Agreement shall be interpreted according to the laws of the State of California. Any dispute arising out of or relating to this Termination Agreement shall be exclusively pursued in the appropriate California court in Los Angeles County.

(d)

This Termination Agreement, along with the License Agreement, constitutes the entire agreement of the parties, and all prior and contemporaneous written or oral agreements are merged herein. In the event of a conflict between the terms of this Termination Agreement and the License Agreement, the terms of this Termination Agreement shall govern.

(e)	If any action is brought to enforce any of the terms or conditions of this Termination Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs.

(f)

This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. A party may transmit a signed counterpart to the other via facsimile or electronically in pdf or other electronic format. In the event of transmittal by facsimile or electronic format, the signed counterpart shall be deposited in the United States mail within twenty-four (24) hours thereafter, but the failure to do so shall have no effect on the enforceability of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of the day and year first above written.

Sole Assets Holdings, Inc. By: /s/ Arnold Rubenstein Its: CEO Date: April 21, 2015	Hampshire Group, Limited By: /s/ Paul M. Buxbaum Its: CEO Date: April 21, 2015

Exhibit A

Payments and Credits

Current Debt Licensee owes to Licensor				$805,042.81
2014 Fall Sales Samples			$71,493.97
2014 Inv - Cogs			$610,457.04
Deposit 031315	CM-DEP031315		($44,732.71)
2015 Inv Cogs			$92,633.11
Reg Exp -Payroll			$75,191.40

Licensee AR to Credit Balance due 03/13/15				($478,475.08)
3/11/2015	Beginning Ar	$524,042.55
3/13/2015	Deposit	($44,732.71)
3/13/2015	Credits	($834.76)

Orient International	15HDB-10302			($10,803.10)

Balance Due Licensor				$315,764.63

Net Hampshire Owes Gramicci	315,764.63
Gramicci owes Hampshire :

Hempfortex Cost of goods paid by Hampshire with Letter of Credit
Invoice: 315341-0215-1: HEM4300: 02/15 GRAMICCI:	187,448.72

Gramicci's goods Ocean Frt/duty/customs paid by Hampshire:	10,281.32

Net Gramicci Owes Hampshire	197,730.04

Net: Hampshire Owes Gramicci as of 03/13/2015	$ 118,034.59